Exhibit 99.0

To:	Mattel International Holdings B.V. SINGAPORE

4th Floor

34 Boon Leat Terrace

Singapore 119866

Mattel France S.A.S.

27-33 rue d’Antony Silic 145

94523 Rungis Cedex

France

Mattel GmbH

Postfach 10 20 70

63266 Dreieich

Germany

May 23rd, 2006

Dear Sirs

Master Agreement for the Transfer of Receivables dated 30th November, 2001 between ourselves as the Bank, Mattel France S.A.S. and Mattel GmbH as the Sellers and Mattel International Holdings B.V. as the Depositor (the “Master Agreement”)

We refer to the Master Agreement and terms defined therein shall have the same meaning when used in this letter. You have requested the extension of the Commitment Termination Date pursuant to Clause 2.2(b) of the Master Agreement.

We agree to your request, such that the definition of Commitment Termination Date in Clause 1.1 of the Master Agreement shall be amended to read as follows:

“Commitment Termination Date

means the earliest of the following dates:

(a)	30th November 2006, or

(b)	the date on which the Commitment is terminated in accordance with Clauses 17.1 (Reduction of the Maximum amount of the Bank’s Funding), 15.17 (Termination) or 21.1 (Gross up).”

This amendment shall take effect on 23rd June, 2006.

Please confirm your agreement to the matters set out above by countersigning the enclosed copy of this letter and returning it to us.

This letter is governed by Dutch law and is designated a Closing Document.

Yours faithfully,

Accepted and agreed

Société Générale Bank Nederland

Name:	/s/ W. De Haan	Name:	/s/ Niek Volkers

Mattel International Holdings B.V.

Name:	/s/ Richard Kei

Mattel France S.A.S.

Name:	/s/ Bruno Bouldoire

Mattel GmbH

Name:	/s/ Peter Broegger